Exhibit (23)(b)


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Post- Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-44015 of First Union Corporation pertaining to the registration of shares of its common stock to be issued pursuant to stock option plans maintained by CoreStates Financial Corp of our report dated January 20, 1998, with respect to the financial statements of CoreStates Financial Corp included in the 1997 Annual Report on Form 10-K of First Union Corporation, filed with the Securities and Exchange Commission



                                                     ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 6, 1998


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